Exhibit 4.1

Execution Version

FACILITY AGREEMENT

dated as of August 29, 2023

among

NRG ENERGY, INC.,

THE GUARANTORS PARTY HERETO,

ALEXANDER FUNDING TRUST II,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Notes Trustee

i

ANNEX A –	FORM OF ISSUANCE NOTICE
ANNEX B –	FORM OF WAIVER OF REPURCHASE RIGHT
ANNEX C –	FORM OF REPURCHASE NOTICE
ANNEX D –	FORM OF AUTOMATIC EXERCISE NOTICE

ii

This FACILITY AGREEMENT, dated as of August 29, 2023 (this “Agreement”), among NRG ENERGY, INC., a Delaware corporation (“NRG”), the subsidiaries of NRG listed on the signature pages hereto (the “Guarantors”), ALEXANDER FUNDING TRUST II, a Delaware statutory trust (the “Trust”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Notes Trustee (as defined below).

WHEREAS, NRG is entering into a new facility agreement (the “LC Agreement”) for the issuance of letters of credit by certain financial institutions (the “LC Issuers”) to support the operations of NRG;

WHEREAS, pursuant to the LC Agreement and the Pledge Agreement, NRG will agree with the LC Issuers to collateralize its obligations under the LC Agreement by directing the Trust, in accordance with this Agreement, to grant a first priority security interest in certain Eligible Treasury Assets in favor of Deutsche Bank Trust Company Americas, as the collateral agent (the “Collateral Agent”) for the LC Issuers and other secured parties under the LC Agreement, to secure reimbursement obligations under the LC Agreement and, with respect to any Eligible Treasury Assets not required to be pledged to the Collateral Agent, in favor of NRG to secure the obligations of the Trust to pay the Notes Purchase Price under the Issuance Right, in each case pursuant to a pledge and control agreement to be entered into among the Trust, the Securities Intermediary, the Collateral Agent and NRG (the “Pledge Agreement”);

WHEREAS, NRG wishes to have the right to require the Trust to purchase up to $500.0 million aggregate principal amount of its 7.467% Senior Secured First Lien Notes due 2028 (the “Senior Notes”), issued under the Indenture, dated as of the date hereof (the “Base Indenture”), between NRG and Deutsche Bank Trust Company Americas, as trustee (the “Notes Trustee”), as amended and supplemented by the first supplemental indenture thereto, dated as of the date hereof (the “First Supplemental Indenture” and the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Notes Indenture”);

WHEREAS, the Guarantors will unconditionally guarantee all of NRG’s obligations under the Senior Notes and the Notes Indenture on the terms and conditions set forth therein;

WHEREAS, the Trust has been authorized to purchase the Senior Notes from NRG on the terms and conditions set forth herein;

WHEREAS, NRG and the Trust desire to enter into a binding agreement pursuant to which NRG will have the right, and in certain circumstances the obligation, to sell the Senior Notes, when and if issued and outstanding, in a maximum aggregate principal amount not to exceed the Maximum Amount to the Trust, and the Trust will have an obligation to purchase such Senior Notes, if and when issued and outstanding, upon the voluntary, mandatory or automatic exercise of such right, and upon satisfaction of the other terms and conditions specified herein and NRG will have the right from time to time in certain circumstances to repurchase Senior Notes then held by the Trust in whole or in part; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, NRG is ordering the Notes Trustee to authenticate and deliver the Initial Note Certificate to the Trust to evidence any Senior Notes sold to the Trust from time to time upon the exercise of the right granted by and in accordance with the terms of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions; Interpretation

Section 1.1             Definitions.

(a)             Unless the context otherwise requires, in this Agreement (including in the Recitals):

“Accounting Change” means any change in GAAP that has been adopted by NRG and is effective for accounting periods ending after the date hereof.

“Applicable Percentage” means (i) in the case of any Voluntary Exercise of the Issuance Right, a percentage equal to the Designated Amount specified in the applicable Issuance Notice divided by the Available Amount at the date of such notice, (ii) in the case of any Collateral Enforcement Event, a percentage equal to the Removed Collateral Amount specified in the applicable Automatic Exercise Notice divided by the aggregate amount of Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) held by the Trust on or immediately prior to such Collateral Enforcement Event, as determined by the Calculation Agent or such other agent that is reasonably acceptable to the Calculation Agent, the Trust and NRG, (iii) in the case of the occurrence of a Change of Control Offer Expiration Date, a percentage equal to the Change of Control Offer Issuance Amount divided by the Available Amount at the date of such notice and (iv) 100% in the case of any Automatic Exercise Event or Mandatory Exercise Event (other than a Collateral Enforcement Event or the occurrence of a Change of Control Offer Expiration Date).

“Automatic Exercise Event” means:

(i)            NRG fails to pay any Facility Fee when due or any amount due and owing under the Trust Expense Reimbursement Agreement on any Distribution Date or fails on any Distribution Date to pay for any Defaulted Eligible Treasury Assets required to be purchased at their face amount from the Trust pursuant to Section 4.3 by 5:00 p.m. on such Distribution Date and in each case, such failure is not cured (including payment in full of the Special Facility Fee due as a result of such failure) within 30 days of such Distribution Date; or

(ii)           a Bankruptcy Event in respect of NRG has occurred.

“Available Amount” means, at any time, the Maximum Amount minus (i) the aggregate original principal amount of Senior Notes that have been issued and sold to the Trust pursuant to Section 2.1 and not repurchased by NRG pursuant to Section 2.2 for which the Settlement Date has occurred prior to such time and (ii) the aggregate Designated Amount of Senior Notes for which Issuance Notices have been delivered at or prior to such time but for which the Settlement Date has not yet occurred.

“Bankruptcy Event” in respect of a Person means that (i) such Person (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against such Person; (B) appoints a custodian of such Person; or (C) orders the liquidation of such Person, and the order or decree remains unstayed and in effect for 60 consecutive days.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Calculation Agent” means Mizuho Securities USA LLC, in its capacity as calculation agent under the Calculation Agency Agreement, or any successor thereto in such capacity.

“Capital Stock” means:

1.            in the case of a corporation, corporate stock;

2.            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

3.            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

4.            any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

1.            the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of NRG and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of NRG or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan); or

2.            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a corporation owned directly or indirectly by the stockholders of NRG in substantially the same proportion as their ownership of stock of NRG prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of NRG, measured by voting power rather than number of shares.

“Change of Control Offer Expiration Date” means the third Business Day preceding the Change of Control Payment Date.

“Change of Control Offer Issuance Amount” has the meaning set forth in Section 3.1(b).

“Change of Control Payment Date” means the date specified in the notice to each Holder regarding the Change of Control Offer.

“Change of Control Triggering Event” has the meaning set forth in the Trust Declaration.

“Collateral Enforcement Amount” has the meaning set forth in the definition of “Mandatory Exercise Event.”

“Collateral Enforcement Event” means any withdrawal of Eligible Treasury Assets by the Collateral Agent from the Trust Collateral Account pursuant to, and subject to the conditions and other requirements set forth in, the LC Agreement and the Pledge Agreement.

“Consolidated Net Worth” means the consolidated stockholders’ equity of NRG determined in accordance with GAAP but excluding (i) accumulated other comprehensive income (or loss), (ii) equity of non-controlling interests attributable thereto and (iii) treasury stock at cost.

“Deutsche Bank DE” means Deutsche Bank Trust Company Delaware, a Delaware corporation.

“Deutsche Bank NY” means Deutsche Bank Trust Company Americas, a New York banking corporation.

“Exchange Act” means the Securities Exchange Act of 1934 (together with any other securities laws and regulations thereunder).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes hereunder and shall not be deemed to constitute a capitalized lease or indebtedness hereunder.

“Issuance Notice” means a written notice substantially in the form attached as Annex A.

“Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset.

“Mandatory Exercise Event” means:

1.	NRG’s Consolidated Net Worth has fallen below the Minimum Threshold;

2.	an Event of Default under (and as defined in) the Notes Indenture has occurred and is continuing or would have occurred and be continuing had the Senior Notes been outstanding;

3.	NRG breaches the Senior Notes issuance capacity covenant in Section 2.7;

4.	a Collateral Enforcement Event has occurred;

5.	a Change of Control Offer Expiration Date has occurred; or

6.	(A) NRG determines that an Investment Company Act Event is reasonably likely to occur or has occurred and (B)(x) within five Business Days of such determination, the Transaction Agreements have not been amended to prevent or cease such event, or (y) NRG has reasonably determined that no such amendment is possible.

“Maximum Amount” means, at any time, in respect of the Senior Notes, $500.0 million aggregate principal amount of Senior Notes less the aggregate principal amount of Senior Notes, if any, that NRG has previously redeemed or as to which NRG has paid the Cash Settlement Amount.

“Minimum Threshold” means $2.0 billion, subject to adjustment as set forth in Section 2.4.

“Notes Purchase Price” means the Applicable Percentage of each series of securities constituting Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) held by the Trust on the Settlement Date (excluding any such Eligible Treasury Assets that are scheduled to mature on such date) with respect to an exercise of the Issuance Right (and, in the event such Eligible Treasury Assets are or have been liquidated, any proceeds received with respect thereto shall be treated for purposes of determining the Notes Purchase Price as equal to the face amount of such Eligible Treasury Assets, with the effect that Holders of the P-Caps will have no exposure to changes in value, if any, of the Eligible Treasury Assets).

“P-Caps Final Distribution Date” means July 31, 2028 or, if such day is not a Business Day, the following Business Day.

“Reorganization” means any consolidation, merger or sale of all or substantially all assets of NRG or any similar transaction, or acquisition or disposition of any subsidiary of NRG (whether a direct or indirect subsidiary).

“Retained Eligible Treasury Assets” means any Blocked Eligible Treasury Assets and any other Eligible Treasury Assets held by the Trust at the direction and on behalf of NRG after a Mandatory Exercise or Automatic Exercise of the Issuance Right.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Settlement Date” means the date on which the relevant exercise of the Issuance Right is settled.

“Special Facility Fee” means, with respect to any Overdue Amount, a premium equal to the excess, if any, of (i) the amount due and payable on the Eligible Treasury Assets (other than Retained Eligible Treasury Assets) or under this Agreement as of the applicable Distribution Date, plus interest thereon at a rate of 7.467% per annum, from and including the Business Day immediately following the applicable Distribution Date to, but excluding, the relevant Special Facility Fee Payment Date, calculated on a 30/360 Basis, over (ii) the amounts otherwise actually received by the Trust in respect of such Eligible Treasury Assets (including the purchase price of any Defaulted Eligible Treasury Assets but excluding any Retained Eligible Treasury Assets) or in respect of such Overdue Amounts (including overdue interest on Defaulted Eligible Treasury Assets other than any Retained Eligible Treasury Assets), except that the “Special Facility Fee” with respect to any Overdue Amount paid after the Trust Dissolution Date shall be equal to the amount equal to interest at a rate of 7.467% per annum, from and including the Trust Dissolution Date to, but excluding, the relevant Special Facility Fee Payment Date, calculated on a 30/360 Basis on a notional amount equal to the excess of (i) the amount due and payable on the Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) or under this Agreement as of the Trust Dissolution Date over (ii) the amounts otherwise actually received by the Trust in respect of such Eligible Treasury Assets (including the purchase price of any Defaulted Eligible Treasury Assets but excluding any Retained Eligible Treasury Assets) or in respect of such Overdue Amounts (including overdue interest on Defaulted Eligible Treasury Assets).

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“Subsidiary” means, with respect to any Person:

1.            any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that person (or a combination thereof); and

2.            any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Trust Declaration” means the Amended and Restated Declaration of Trust, dated as of the date hereof, among NRG, in its individual capacity and as depositor, Deutsche Bank NY, as trustee, and Deutsche Bank DE, as Delaware trustee.

“Trust Expense Reimbursement Agreement” means the Trust Expense Reimbursement Agreement, dated as of the date hereof, between NRG and the Trust.

“Voluntary Exercise” means any exercise of the Issuance Right that is not an Automatic Exercise or a Mandatory Exercise.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

(b)            As used herein (including in the Recitals), each of the following terms shall have the meaning set forth in the Section of this Agreement or in the other document set forth opposite such term in the table below, unless the context otherwise requires:

30/360 Basis	Trust Declaration
Agreement	Preamble
Aggregate Collateral Amount	LC Agreement
Authorized Officer	Pledge Agreement
Automatic Exercise	Section 2.1(a)
Automatic Exercise Notice	Section 3.2(a)
Base Indenture	Recitals
Blocked Eligible Treasury Assets	Section 3.3(e)
Business Day	Trust Declaration
Calculation Agency Agreement	Trust Declaration
Cash Settlement Amount	Section 2.1(b)
Cash Settlement Election	Section 2.1(b)
Change of Control Offer	Trust Declaration
Change of Control Offer Issuance
Amount	Section 3.1(b)
Change of Control Payment	Trust Declaration
Collateral	LC Agreement
Collateral Agent	Recitals
Collateral Enforcement Amount	Section 3.1(b)
Defaulted Eligible Treasury Assets	Trust Declaration
Delaware Trustee	Trust Declaration
Designated Amount	Section 3.1(a)
Distribution Date	Trust Declaration
Distribution Period	Trust Declaration
Eligible Treasury Assets	Trust Declaration
Enforceability Exceptions	Section 6.1(e)
Event of Default	Base Indenture
Facility Fee	Section 4.1
First Supplemental Indenture	Recitals
Guarantor	Preamble

Holder	Trust Declaration
Initial Note Certificate	Section 2.1(d)(i)
Investment Company Act Event	Trust Declaration
Issuance Right	Section 2.1(a)
Issuer Joinder Agreement	LC Agreement
LC Agreement	Recitals
LC Issuers	Recitals
LC Facility Secured Parties	Pledge Agreement
L/C Reimbursement Amount	LC Agreement
Letter of Credit	LC Agreement
Majority of Holders	Trust Declaration
Mandatory Exercise	Section 2.1(a)
Minimum Collateral Base	LC Agreement
Notes Indenture	Recitals
Notes Trustee	Recitals
NRG	Preamble
NRG Collateral Account	Pledge Agreement
Notes Indenture	Recitals
Notes Purchase Agreement	Section 6.2(h)
Obligations	LC Agreement
Offering Memorandum	Trust Declaration
Officer’s Certificate	Base Indenture
Optional Redemption Price	Senior Notes
Overdue Amounts	Section 4.2
P-Caps Tax Event	Trust Declaration
Permitted Liens	LC Agreement
Person	Trust Declaration
Pledge Agreement	Recitals
Pledged Property Accounts	Pledge Agreement
Proceedings	Section 7.8
Redemption Price	Trust Declaration
Removed Collateral Amount	Section 3.1(a)
Repurchase	Section 2.2(a)
Repurchase Price	Section 2.2(a)
Repurchase Right	Section 2.2(a)
Repurchase Settlement Date	Section 2.2(c)
Securities Intermediary	Pledge Agreement
Security Register	Base Indenture
Senior Notes	Recitals
Senior Notes Issuance Capacity Covenant	Section 2.7
Special Facility Fee Payment Date	Section 4.2
Transaction Agreements	Trust Declaration
Trust	Preamble
Trust Collateral Account	Pledge Agreement
Trust Dissolution Date	Trust Declaration
Trust Securities	Trust Declaration
Trustee	Trust Declaration

Section 1.2             Interpretation. Unless the context otherwise requires, in this Agreement (including in the Recitals):

(a)            any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or such other agreement or document, as applicable, as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms;

(b)            any reference to a statute or regulation shall be construed as a reference to such statute or regulation or any successor or replacement statute or regulation, in each case as the same may have been, or may from time to time be, amended, varied or supplemented in accordance with its terms;

(c)            any reference to time is to New York City time;

(d)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to “Articles”, “Sections” and “Annexes” refer to Articles or Sections of, or Annexes to, this Agreement except as otherwise expressly provided;

(e)            the word “including” shall be deemed to be followed by the words “without limitation”;

(f)             any definition shall be equally applicable to both the singular and plural forms of the defined term;

(g)            headings contained in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement or any provision hereof; and

(h)            whenever in this Agreement any Person is named or referred to, the successors and assigns of such Persons shall be deemed to be included, and all covenants and agreements in this Agreement by NRG, the Trust and the Notes Trustee shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

Article II
Issuance Right; Repurchase Right; Term

Section 2.1            Grant of Issuance Right.

(a)            The Trust hereby grants to NRG the right to require the Trust to purchase, on one or more occasions, up to the Maximum Amount of Senior Notes on the terms specified in this Agreement (the “Issuance Right”). The exercise of the Issuance Right shall be in the sole discretion of NRG, provided that at any time that the Trust holds Eligible Treasury Assets (other than Retained Eligible Treasury Assets), (i) NRG shall be required to exercise the Issuance Right for the entire Available Amount upon the occurrence of a Mandatory Exercise Event (other than a Collateral Enforcement Event or the occurrence of a Change of Control Offer Expiration Date and as provided for in the definition of “Mandatory Exercise Event” above), (ii) NRG shall be required to exercise the Issuance Right for the Collateral Enforcement Amount upon the occurrence of a Mandatory Exercise Event constituting a Collateral Enforcement Event, (iii) NRG shall be required to exercise the Issuance Right for the Change of Control Offer Issuance Amount upon the occurrence of a Mandatory Exercise Event constituting a Change of Control Offer Expiration Date (any such exercise pursuant to this clause (iii) or clause (i) or (ii) above, a “Mandatory Exercise”), and (iv) the exercise of the Issuance Right for the entire Available Amount shall occur automatically (such exercise, an “Automatic Exercise”) upon the occurrence of an Automatic Exercise Event. Neither the Notes Trustee nor the Trust shall have any duty to calculate, monitor or track the Available Amount.

(b)            NRG may, in connection with any Voluntary Exercise or Mandatory Exercise, make an election (a “Cash Settlement Election”) to deliver on the Settlement Date, in lieu of Senior Notes, by wire transfer in immediately available funds, an amount equal to the Optional Redemption Price (or, in the case of the occurrence of the Change of Control Offer Expiration Date, the Change of Control Payment), including accrued and unpaid interest through, but excluding, the date of payment, as determined pursuant to the Senior Notes (the “Cash Settlement Amount”), that would be payable if NRG had sold such Senior Notes to the Trust and redeemed them (or, in the case of the occurrence of the Change of Control Offer Expiration Date, been required to redeem them) on such Settlement Date, provided that a Cash Settlement Election solely in connection with a Voluntary Exercise, may be made only with respect to an integral multiple of $50.0 million principal amount of Senior Notes (or in the event that the Available Amount is less than $50.0 million, for the Available Amount).

(c)            The Trust agrees that it shall purchase Senior Notes from NRG (or, if NRG has made a Cash Settlement Election with respect to such Senior Notes, receive the applicable Cash Settlement Amount) in exchange for the Notes Purchase Price upon each exercise of the Issuance Right, in whole or in part, as provided in Article III, in accordance with any Issuance Notice or upon an Automatic Exercise and subject to the terms and conditions set forth herein.

(d)            The parties acknowledge and agree that:

(i)            on the date hereof, NRG is issuing to the Trust a Senior Note with an initial principal amount of $0 (the “Initial Note Certificate”);

(ii)           any delivery of Senior Notes by NRG to the Trust as contemplated by this Agreement upon any Voluntary Exercise, Automatic Exercise or Mandatory Exercise shall be effected by increasing the principal amount of the Initial Note Certificate and recording such increase in the Security Register; and

(iii)          any redemption of Senior Notes held by the Trust and any delivery of Senior Notes by the Trust to NRG upon NRG’s exercise of the Repurchase Right shall be effected by decreasing the principal amount of the Initial Note Certificate and recording such decrease in the Security Register.

Section 2.2            Repurchase Right.

(a)            Subject to Section 2.2(b), NRG shall have the right to repurchase, on one or more occasions, Senior Notes then outstanding and held by the Trust, in whole or in part, at any time in exchange for Eligible Treasury Assets that entitle the Trust to receive, on each subsequent Distribution Date through and including the P-Caps Final Distribution Date, payments of principal and interest that are in the same amounts as the Trust would have received on each such Distribution Date on the Eligible Treasury Assets that it delivered to NRG, or to the Collateral Agent, as the case may be, upon the exercise of the Issuance Right in respect of the Senior Notes to be so repurchased (the “Repurchase Price”). The repurchase right described in this Section 2.2(a) is referred to herein as a “Repurchase Right” and any such repurchase is referred to herein as a “Repurchase”.

(b)            The Repurchase Right shall terminate upon the earliest to occur of (i) an Automatic Exercise Event, (ii) a Mandatory Exercise Event pursuant to which the Available Amount is reduced to zero, or (iii) NRG’s delivery of a notice substantially in a form of Annex B to the Trust and the Notes Trustee irrevocably waiving its right to exercise the Repurchase Right. NRG may not effect a Repurchase of any Senior Notes for which NRG has delivered a notice of redemption pursuant to the Notes Indenture.

(c)            NRG may exercise the Repurchase Right by delivering to the Trust and the Notes Trustee a notice substantially in the form of Annex C, which notice shall specify the settlement date (the “Repurchase Settlement Date”), which shall be a Business Day that is prior to the Trust Dissolution Date and at least three Business Days after NRG delivers such notice. On the Repurchase Settlement Date, NRG shall deliver the Repurchase Price to the Trust against delivery of the Senior Notes by the Trust to NRG or its designee. Each of NRG and the Trust hereby covenants and agrees that its delivery of the Repurchase Price or the Senior Notes, respectively, pursuant to this Section 2.2 shall be made free and clear of any adverse claims, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Repurchase Price or the Senior Notes to the Trust or NRG (or its designee), as the case may be and cause them to be a protected purchaser (within the meaning of the New York Uniform Commercial Code) of the Repurchase Price or the Senior Notes, as the case may be.

Section 2.3            Termination of Facility Agreement. The Issuance Right, the Repurchase Right and this Agreement shall terminate on the Trust Dissolution Date, except with respect to obligations that have accrued hereunder prior to such date.

Section 2.4            Consolidated Net Worth.

(a)            Consolidated Net Worth. No later than five Business Days after each date on which NRG’s annual or quarterly financial statements are required to be filed on Form 10-K or Form 10-Q with the SEC, including without limitation any applicable extensions thereof, or if NRG is not required to file such financial statements with the SEC, the date on which NRG would be required to file such financial statements if NRG continued to be subject to SEC filing requirements, NRG shall notify the Trust of its Consolidated Net Worth as of the last day of the immediately preceding fiscal year or quarter, as the case may be, and state whether or not a Mandatory Exercise Event has occurred. Such notice shall briefly describe any Reorganization or Accounting Change resulting in a change in the Minimum Threshold pursuant to clauses (b), (c) and (d) of this Section since the later of (i) the date of this Agreement or (ii) the most recent such notice and specify (A) the adjustment to the Minimum Threshold caused by such Reorganization or Accounting Change, including the calculation of such adjustment, and (B) the effective date of such adjustment.

(b)            Reorganizations. In the event of a Reorganization of NRG that would result in a change in its Consolidated Net Worth, after giving effect to such Reorganization, of 15% or more of its Consolidated Net Worth immediately prior to such Reorganization, the Minimum Threshold shall be adjusted by multiplying the Minimum Threshold applicable immediately prior to such Reorganization by a fraction, the numerator of which is the Consolidated Net Worth after giving effect to such Reorganization, and the denominator of which is the Consolidated Net Worth immediately prior to the Reorganization.

(c)            Change of Accounting Policies. If at any time an Accounting Change would affect the computation of Consolidated Net Worth resulting in a change in the Consolidated Net Worth, after giving effect to such Accounting Change, of 15% or more of the Consolidated Net Worth immediately prior to such Accounting Change, the Minimum Threshold shall be adjusted by multiplying the Minimum Threshold applicable immediately prior to the Accounting Change by a fraction, the numerator of which is the Consolidated Net Worth after giving effect to the Accounting Change, and the denominator of which is the Consolidated Net Worth immediately prior to the Accounting Change.

(d)            Calculation of the Consolidated Net Worth. For purposes of this Section 2.4, the Consolidated Net Worth immediately prior to a Reorganization or an Accounting Change shall be calculated based on the most recent annual or quarterly consolidated financial statements of NRG that are available at the time of determination of such Consolidated Net Worth. NRG shall report any changes in the Minimum Threshold, the basis for such change and the calculation thereof in a notice to the Trust.

Section 2.5            Exercisability of the Issuance Right. The Issuance Right shall be exercisable in accordance with Section 2.1 notwithstanding any failure to pay any amount due under this Agreement, and no such failure shall constitute a breach of or a default under this Agreement unless, by the end of the 30th day following the applicable Distribution Date on which amounts are due from NRG to the Trust, such failure has not been remedied (whether (i) by NRG paying the unpaid amount to the Trust or (ii) by NRG delivering an Issuance Notice with respect to the entire Available Amount, for settlement prior to such 30th day, and such amounts being set-off against the Notes Purchase Price in respect thereof (with the Eligible Treasury Assets included in the Notes Purchase Price being valued for the purpose of such set-off based on the proceeds received therefor by the Trust)).

Section 2.6            Mandatory Exercise Events. NRG shall give prompt written notice to the Trust of the occurrence of any Mandatory Exercise Event.

Section 2.7            Senior Notes Issuance Capacity. NRG shall ensure at all times that the issuance of an aggregate principal amount of the Senior Notes in an amount up to the Available Amount would not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which NRG is a party or by which NRG is bound (such provision, the “Senior Notes Issuance Capacity Covenant”).

Section 2.8            Directions by NRG to the Trust. Pursuant to Section 2.1 of the Pledge Agreement and Sections 4(b), 5(a) and 15(b)(v) of the LC Agreement, NRG hereby irrevocably and unconditionally directs the Trust to (a)(i) enter into the Pledge Agreement with the Securities Intermediary and the Collateral Agent, (ii) grant to the Collateral Agent for the benefit of the LC Facility Secured Parties, a first-priority lien (subject to Permitted Liens) on and security interest in, all of the Trust’s right, title and interest in, to and under the Pledged Property Accounts of the Trust as set forth in the Pledge Agreement and (iii) acknowledge the LC Issuers party to the LC Agreement as of the date hereof and, after the date hereof, to acknowledge the joinder of new LC Issuers to the LC Agreement pursuant to any Issuer Joinder Agreements entered into from time to time, (b) authorize and direct the Collateral Agent to charge the Trust Collateral Account (i) upon and after the drawing of any Letter of Credit for the full amount of the L/C Reimbursement Amount, to the extent NRG has failed to reimburse the applicable LC Issuer in accordance with Section 4(a) of the LC Agreement, and (ii) from time to time for any other Obligations not paid within five (5) Business Days after the due date thereof, and (c) upon request by the Collateral Agent and as applicable, execute and consent to all notices and directions given by the Collateral Agent to the Securities Intermediary, including transferring all Collateral to accounts maintained solely in the name of the Collateral Agent. The Trust acknowledges such direction and agrees that it has been formed for the purpose of, among other things, entering into the transactions contemplated by this Agreement, the LC Agreement and the Pledge Agreement.

Article III
Exercise of the Issuance Right

Section 3.1            Exercise of the Issuance Right by NRG.

(a)            The Issuance Right shall be exercisable upon delivery by NRG of an Issuance Notice to the Trust and the Notes Trustee. The Issuance Notice shall specify (i) whether such exercise is a Mandatory Exercise, (ii) the Settlement Date, which shall be a Business Day that is on or prior to the Trust Dissolution Date and at least two Business Days after the date such notice is received by the Trust and the Notes Trustee, and if NRG is making a Cash Settlement Election, at least 10 days but not more than 60 days following the date such notice is received by the Trust and the Notes Trustee; provided that in the case of a Mandatory Exercise, the Settlement Date shall be the second Business Day after the date of receipt, (iii) whether the Settlement Date is the Trust Dissolution Date, (iv) the principal amount of Senior Notes with respect to which NRG is exercising the Issuance Right (the “Designated Amount”), which shall be an integral multiple of $50.0 million or a portion thereof, when the Available Amount is less than $50.0 million at the time the Issuance Right is exercised, or, in the case of a Mandatory Exercise, the entire Available Amount (in respect of a Mandatory Exercise Event occurring under paragraphs (1), (2), (3) or (6) of the definition of “Mandatory Exercise Event”), the Collateral Enforcement Amount (in respect of a Mandatory Exercise Event occurring under paragraph (4) of the definition of “Mandatory Exercise Event”) or the Change of Control Offer Issuance Amount (in respect of a Mandatory Exercise Event occurring under paragraph (5) of the definition of “Mandatory Exercise Event”), (v) in the case of a Voluntary Exercise or Mandatory Exercise, the principal amount of Senior Notes, if any, as to which NRG has made a Cash Settlement Election, (vi) in the case of any Mandatory Exercise Event constituting a Collateral Enforcement Event, the amount of Eligible Treasury Assets that have been withdrawn by the Collateral Agent from the Trust Collateral Account (the “Removed Collateral Amount”), (vii) the remaining Available Amount, immediately after giving effect to the exercise of the Issuance Right pursuant to the applicable Issuance Notice and (viii) whether all or any portion of the Notes Purchase Price will be retained as Retained Eligible Treasury Assets. On the Settlement Date, (x) the Notes Trustee shall deliver the Designated Amount of the Senior Notes or (y) with respect to any Senior Notes as to which NRG has made a Cash Settlement Election, NRG shall deliver the Cash Settlement Amount to the Trust against delivery of the Notes Purchase Price by the Trust to NRG. Subject to Section 3.3(e), upon the occurrence of a Mandatory Exercise Event, the Eligible Treasury Assets will be delivered to NRG by the Trust. Any Eligible Treasury Assets delivered to NRG by the Trust pursuant to this Agreement will, subject to Section 3.3(e), (i) prior to the termination of the LC Agreement, at NRG’s written instruction, either (x) be credited to the applicable NRG Collateral Account, which has been pledged in favor of the Collateral Agent in accordance with the terms of the LC Agreement and the Pledge Agreement, or (y) with respect to any Mandatory Exercise or Automatic Exercise, continue to be held by the Trust as Retained Eligible Treasury Assets, which has been pledged in favor of the Collateral Agent in accordance with the terms of the LC Agreement and the Pledge Agreement, and (ii) at any time after the termination of the LC Agreement, be delivered or credited to such account of NRG as NRG may specify in a written notice to the Trust. In addition, to the extent that the Aggregate Collateral Amount exceeds the Minimum Collateral Base at any time, upon written request of NRG, any such excess amount, as certified by NRG, shall be released from any Lien created under the Pledge Agreement and NRG shall be permitted to withdraw such excess funds from the applicable NRG Collateral Account, and shall be permitted to withdraw such excess assets from the Trust Collateral Account in connection with any permitted exercise of the Issuance Right under this Agreement , in accordance with Section 5(a) of the LC Agreement. This Agreement will terminate on the Trust Dissolution Date, except with respect to obligations that have already accrued thereunder prior to the Trust Dissolution Date.

(b)            Upon a Mandatory Exercise Event occurring under paragraph (1), (2), (3) or (6) of the definition of “Mandatory Exercise Event,” NRG will be required to promptly notify the Trustee and to sell to the Trust the Available Amount of the Senior Notes. Upon a Mandatory Exercise Event occurring under paragraph (4) of the definition of “Mandatory Exercise Event,” NRG will be required to sell to the Trust an amount of Senior Notes (rounded up to the nearest $1 million), the ratio of such Senior Notes to the Available Amount being equal to the ratio of the Removed Collateral Amount to the amount of Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) held by the Trust, as determined by the Calculation Agent or such other agent that is reasonably acceptable to the Calculation Agent, the Trust and NRG (the “Collateral Enforcement Amount”). Upon a Mandatory Exercise Event occurring under paragraph (5) of the definition of “Mandatory Exercise Event,” NRG will be required to sell to the Trust Senior Notes in a principal amount equal to the excess of the initial purchase price of the Trust Securities that have accepted the Change of Control Offer over the principal amount of Senior Notes held by the Trust (the “Change of Control Offer Issuance Amount”). NRG will be required to notify the Trustee of a Change of Control Triggering Event.

Section 3.2            Automatic Exercise of the Issuance Right.

(a)            The Trust shall deliver a notice substantially in the form of Annex D (such notice, an “Automatic Exercise Notice”) to the Notes Trustee and NRG within two Business Days after obtaining actual knowledge of any Automatic Exercise Event that is not a Bankruptcy Event, and the Settlement Date of such Automatic Exercise shall be the second Business Day after the date such notice is received by the Notes Trustee, provided that if the Notes Trustee receives notice that a Bankruptcy Event with respect to NRG has occurred before such Settlement Date, the Settlement Date shall be determined pursuant to Section 3.2(b).

(b)            NRG shall deliver an Automatic Exercise Notice to the Trust and the Notes Trustee promptly upon becoming aware of any Bankruptcy Event with respect to NRG and provide the Notes Trustee and the Trust with either an order of the court administering its bankruptcy, liquidation or similar proceeding authorizing the issuance and sale of the Senior Notes to the Trust or an opinion of counsel that the Senior Notes may be issued and sold to the Trust without obtaining any such order. The Settlement Date of such Automatic Exercise shall be the second Business Day after such order or opinion of counsel is received by the Trust and the Notes Trustee or, if later, the date required by such order.

(c)            On the Settlement Date of an Automatic Exercise, the Notes Trustee shall deliver the entire Available Amount of the Senior Notes to or upon the order of the Trust against delivery of the Notes Purchase Price by the Trust to NRG. Subject to Section 3.3(e), upon the Settlement Date of an Automatic Exercise Event, the Eligible Treasury Assets will be delivered to NRG by the Trust. Any Eligible Treasury Assets delivered to NRG by the Trust pursuant to this Agreement will be credited (i) prior to the termination of the LC Agreement, to the applicable NRG Collateral Account, which has been pledged in favor of the Collateral Agent in accordance with the terms of the LC Agreement and (ii) at any time after the termination of the LC Agreement, to such account of NRG as NRG may specify in a written notice to the Trust.

Section 3.3            Settlement and Delivery.

(a)            Delivery of the Senior Notes (or the Cash Settlement Amount, in respect of any Senior Notes as to which NRG has made a Cash Settlement Election) and the Notes Purchase Price, in respect of any exercise of the Issuance Right shall take place prior to 3:00 p.m. on the applicable Settlement Date. Unless otherwise changed by a prior written notice to the Trust by NRG (including, without limitation, an Issuance Notice), on the applicable Settlement Date, subject to the receipt of the Senior Notes (or such Cash Settlement Amount), the Notes Purchase Price shall be delivered to or upon the order of NRG according to the delivery instructions provided by NRG. For the avoidance of doubt, any delay in delivery of any Senior Notes or Cash Settlement Amount or the Notes Purchase Price shall not extinguish the rights of NRG or the Trust to receive the Notes Purchase Price or any Cash Settlement Amount or Senior Notes, as the case may be, following the exercise of the Issuance Right.

(b)            Payment of the Notes Purchase Price shall be subject to set-off against any amounts due and unpaid by NRG to the Trust on the applicable Settlement Date pursuant to this Agreement, the Trust Declaration or the Trust Expense Reimbursement Agreement and such setoff shall be deemed to satisfy the Trust’s obligation to pay the Notes Purchase Price with respect to such set-off amounts (with the Eligible Treasury Assets included in the Notes Purchase Price being valued for the purpose of such set-off based on the proceeds received therefor by the Trust). Except as set forth in the immediately preceding sentence, payment of the Notes Purchase Price by the Trust shall be made as provided in this Article III without setoff, claim, recoupment, deduction or counterclaim. For the avoidance of doubt, the delivery of Eligible Treasury Assets to the Collateral Agent in connection with a Collateral Enforcement Event shall constitute payment of the relevant portion of the Notes Purchase Price by the Trust for the issuance of Senior Notes in connection with the related Mandatory Exercise.

(c)            Each of NRG and the Trust hereby covenants and agrees that its delivery of the Senior Notes or the Notes Purchase Price, respectively, pursuant to this Article III shall be made free and clear of any adverse claims (other than (i) the claims of the Collateral Agent on the Note Purchase Price delivered to the NRG Collateral Account or (ii) that arise as a result of the actions of, or claims against, another party hereto), together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Senior Notes or the Notes Purchase Price to the Trust or NRG (or its nominee), as the case may be and cause them to be a protected purchaser (within the meaning of the New York Uniform Commercial Code) of the Senior Notes or the Notes Purchase Price, as the case may be. Regardless of when they are issued and sold to the Trust, and whether they are issued and sold to the Trust pursuant to one exercise or several exercises, all Senior Notes issued shall consist of a single series of securities under the Notes Indenture.

(d)            Prior to the termination of the LC Agreement, following any Mandatory Exercise or Automatic Exercise of the Issuance Right, in lieu of receiving the Eligible Treasury Assets from the Trust, NRG has the right to require the Trust to continue to hold such Eligible Treasury Assets, which shall be pledged to the Collateral Agent in favor of the LC Issuers pursuant to the terms of the Pledge Agreement as Retained Eligible Treasury Assets. However, the Holders of the Trust Securities will have no interest in and no rights to receive delivery of any Retained Eligible Treasury Assets or proceeds thereof.

(e)            Notwithstanding anything to the contrary, prior to termination of the LC Agreement, Eligible Treasury Assets that are pledged to the Collateral Agent pursuant to the Pledge Agreement shall only be delivered to NRG by the Trust if, upon the delivery of such Eligible Treasury Assets to NRG (i) such Eligible Treasury Assets will continue to be pledged to the Collateral Agent pursuant to the Pledge Agreement and (ii) no default would exist or result under the LC Agreement or the Pledge Agreement from the delivery of such Eligible Treasury Assets (any Eligible Treasury Assets retained by the Trust after the exercise of the Issuance Right pursuant to such limitation, the “Blocked Eligible Treasury Assets”). The Trust and the Trustee may conclusively rely on the statements of NRG in any Issuance Notice or any Mandatory Exercise Notice as to whether any Eligible Treasury Assets are Retained Eligible Treasury Assets.

Article IV
Facility Fee and Purchase of Eligible Treasury Assets

Section 4.1            Facility Fee. In consideration of the Trust’s agreement to purchase the Senior Notes upon the exercise of the Issuance Right in accordance with the terms of this Agreement, NRG shall pay to the Trust, by wire transfer in immediately available funds, by 11:00 a.m. on each Distribution Date in arrears in respect of the Distribution Period ending on such Distribution Date, a premium (the “Facility Fee”) in an amount equal to 3.13427% per annum applied to the Maximum Amount minus the aggregate principal amount of Senior Notes then outstanding and held by the Trust as of the close of business on the Business Day immediately preceding such Distribution Date, as applicable, calculated on a 30/360 Basis.

Section 4.2            Special Facility Fee. In the event (x) the Trust has not received all payments due on any Distribution Date with respect to the Eligible Treasury Assets (other than Retained Eligible Treasury Assets) and NRG has not paid for all Defaulted Eligible Treasury Assets required to be purchased at their face amount from the Trust pursuant to Section 4.3 by 5:00 p.m. on such Distribution Date or (y) NRG has failed to pay any amount due under this Agreement, the Trust Expense Reimbursement Agreement or the Senior Notes, by 5:00 p.m. on any Distribution Date (such amounts in clauses (x) or (y) above, the “Overdue Amounts”), NRG shall pay to the Trust, by wire transfer in immediately available funds, the Special Facility Fee no later than 11:00 a.m. on the earliest of (i) the date on which the Trust is required to distribute any Overdue Amount pursuant to Section 5.8(d) of the Trust Declaration, (ii) the Settlement Date of the exercise of the entire Available Amount after such Distribution Date and (iii) the date on which any Overdue Amount is paid in respect of any amounts payable on the Trust Dissolution Date (the “Special Facility Fee Payment Date”).

Section 4.3            Purchase of Defaulted Eligible Treasury Assets. NRG hereby agrees to purchase from the Trust on any Distribution Date any Defaulted Eligible Treasury Assets (or the proceeds thereof) for an amount equal to their face amount by wire transfer in immediately available funds.

Article V
Obligations Absolute

Section 5.1            Obligations Absolute. The Trust acknowledges that the obligations of the Trust undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Trust, in equity or at law, including the defense of fraud, any defense based on the failure of NRG to disclose any matter, whether or not material, to the Trust or any other Person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance that might otherwise constitute a legal or equitable discharge or defense under any and all circumstances whatsoever. The enforceability and effectiveness of this Agreement and the liability of the Trust, and the rights, remedies, powers and privileges of NRG under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Trust hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of:

(i)            the illegality, invalidity or unenforceability of all or any part of the Trust Declaration;

(ii)           any action taken, or omission to act, by NRG;

(iii)          any change in the direct or indirect ownership or control of NRG or of any shares or ownership interests thereof; and

(iv)          any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the Trust; provided that, notwithstanding the provisions of this Section 5.1, the Trust shall have no further obligations hereunder after this Agreement is terminated. The breach of any covenant, representation or warranty made in this Agreement by the Trust or NRG shall not result in the termination of the Issuance Right or limit the rights of the Trust or NRG hereunder.

Other than as specifically set forth herein, neither the Trust nor the Trustee shall be entitled to receive from NRG any certificate, opinion or other document in connection with the exercise of the Issuance Right.

Section 5.2            No Waiver. For the avoidance of doubt, so long as the Issuance Right has not terminated, no failure or delay by NRG in exercising its rights hereunder shall operate as a waiver of its rights hereunder except as specifically provided in this Agreement.

Article VI
Representations and Warranties

Section 6.1            Representations of the Trust. The Trust represents and warrants to NRG that, as of the date hereof:

(a)            the Trust is duly organized and validly existing under the Statutory Trust Act and has the power and authority to own its assets and to conduct its activities;

(b)            its entry into, exercise of its rights and performance of or compliance with its obligations under this Agreement do not and will not violate (i) any law to which it is subject, (ii) any of its constituent documents, or (iii) any agreement to which it is a party or which is binding on it or its assets;

(c)            it has the power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)            it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

(e)            its obligations under this Agreement are valid, binding and enforceable at law, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”);

(f)             it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings would be material in the context of this Agreement; and

(g)            no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Trust of the transactions contemplated by this Agreement.

Section 6.2            Representations of NRG. NRG represents and warrants to the Trust that, as of the date hereof:

(a)            it is duly incorporated and validly existing under the laws of the state of Delaware, with the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum;

(b)            the execution and delivery by NRG of, and the performance by NRG of its obligations under, this Agreement will not contravene (i) any provision of the certificate or articles of incorporation, or bylaws of NRG, (ii) any agreement or other instrument binding upon NRG or any of its subsidiaries that is material to NRG and its subsidiaries, taken as a whole, or (iii) any applicable law or judgment, order or decree of any governmental body, agency or court having jurisdiction over NRG or any subsidiary except that, in the case of clauses (ii) and (iii), for any contravention that would not have a material adverse effect on the business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or a material adverse effect on the ability of NRG to consummate the transactions contemplated hereby;

(c)            it has the corporate power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and this Agreement has been duly authorized, executed and delivered by it;

(d)            its obligations under this Agreement are valid, binding and enforceable against NRG in accordance with the terms of this Agreement, subject to the Enforceability Exceptions;

(e)            it is not in default under any agreement to which it is a party or by which it or its assets is or are bound, except for any default that would not have a Material Adverse Effect;

(f)            there are no legal or governmental proceedings pending or, to the knowledge of NRG, threatened to which NRG or any of its Subsidiaries is a party or to which any of the properties of NRG or any of its subsidiaries is subject other than proceedings that are disclosed or described in the Offering Memorandum and proceedings that are not reasonably expected to have a Material Adverse Effect;

(g)            no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over NRG, any of its Subsidiaries or any of its or their respective properties is required for the execution and performance by NRG of its obligations under this Agreement which consent, approval, authorization, order, registration or qualification would be material relative to the expected benefits to the parties to this Agreement, except (x) such as have been, or will have been prior to the time of delivery of the Senior Notes, obtained or where failure to do so would not have a Material Adverse Effect or a material adverse effect on the ability of NRG to consummate the transactions contemplated hereby;

(h)            assuming the accuracy of the representations, warranties and agreements of the Trust herein and the several initial purchasers in Section 5 of the Purchase Agreement, dated as of August 15, 2023, by and among NRG, the Trust, Mizuho Securities USA LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers named in Schedule I thereto (the “Notes Purchase Agreement”), it is not necessary in connection with the sale and delivery of the Senior Notes by NRG to the Trust, pursuant to the terms hereof in accordance with and in the manner contemplated by the Notes Purchase Agreement, this Agreement and the Offering Memorandum, to register the Senior Notes under the Securities Act; and

(i)             the Senior Notes have been duly authorized by NRG and, when executed and authenticated in accordance with the provisions of the Notes Indenture and delivered in accordance with the terms of this Agreement, will be valid and binding obligations of NRG, enforceable against NRG in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefit of the Notes Indenture.

Article VII
Miscellaneous

Section 7.1            Inconsistency. If there is any inconsistency between any provision of this Agreement and any other Transaction Agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.

Section 7.2            Binding Effect. All agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Trust, NRG, the Notes Trustee and the Holders of the Trust Securities.

Section 7.3            Amendments. This Agreement may be amended by NRG and the Trust with the consent of at least a Majority of Holders, except that (x) the unanimous consent of the Holders of the Trust Securities is required for any change in the payment terms in the definition of “Special Facility Fee”, Section 2.2, Article III or Article IV that would affect the timing or amount of any distribution by the Trust pursuant to the Trust Declaration and (y) the consent of the Collateral Agent is required for any amendment to Section 3.3(e).

Notwithstanding the foregoing, no such consent of Holders shall be required for any amendment to this Agreement:

(a) to cure any ambiguity or correct any mistake or conform the terms of this Agreement to the description thereof in the Offering Memorandum;

(b) to correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or the Trust Declaration;

(c) as determined in good faith by an Authorized Officer of NRG in an Officer’s Certificate delivered to the Notes Trustee, to make any change that does not adversely affect the rights of any Holder in any material respect; or

(d) to make any other change that may in the reasonable judgment of NRG be necessary or appropriate to prevent the occurrence of any Investment Company Act Event or P-Caps Tax Event or that would not be adverse to the interests of the Holders, provided that such change would not change the timing or amount of any distribution to the Holders of the Trust Securities or the U.S. federal income tax treatment of the Holders as the owners of indebtedness of NRG, either held directly or held through the Trust and would not otherwise reasonably be expected to have a material adverse effect on Holders. The consent of the Notes Trustee is required for any amendment that affects the rights, duties or immunities of the Notes Trustee under this Agreement or otherwise.

Section 7.4            Assignment. Neither the Trust nor NRG may assign its rights or obligations under this Agreement to any other Person, except that NRG may assign its rights and obligations under this Agreement to any Person to whom it assigns its rights and obligations under the Notes Indenture, which Person shall assume all of such rights and obligations under this Agreement either by operation of law or by express agreement. Any purported assignment in violation of this Section 7.4 shall be void. For the avoidance of doubt, this Agreement does not prohibit NRG from entering into a merger, consolidation or sale of all or substantially all of its assets.

Section 7.5            Third-Party Beneficiary. The Collateral Agent is an intended third-party beneficiary of this Agreement and may enforce Sections 3.3(e) and 7.3 of this Agreement as if it were a party hereto.

Section 7.6             Notices.

(a)            Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor in person, by registered or certified mail, by nationally recognized overnight courier or as a pdf. attachment to an email, addressed as follows:

If to NRG at:

NRG Energy, Inc.
804 Carnegie Place

Princeton, NJ 08540
Attention: Treasurer, Chief Financial Officer and General Counsel
E-Mail: ogc@nrg.com and LoanCompliance@nrg.com

with a copy to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Daniel Nam, Esq.

Email: dnam@whitecase.com

If to the Trust at:

Alexander Funding Trust II
c/o Deutsche Bank Trust Company Americas, as Trustee
Trust and Agency Services

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, NY 10019

USA

Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698

Facsimile: (732) 578-4635

Email: Sebastian-a.hidalgo@db.com

If to the Notes Trustee at:

Deutsche Bank Trust Company Americas, as Notes Trustee

Trust and Agency Services

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, NY 10019

USA

Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698

Facsimile: (732) 578-4635

Email: Sebastian-a.hidalgo@db.com

(b)            Any such notice shall be effective upon delivery, if delivered in person; upon acknowledgement of receipt (in writing or orally), if delivered by email; on the fifth day after deposited in the mail, postage prepaid, if delivered by registered or certified mail; and on the day after deposit with a nationally recognized overnight courier, if delivered by overnight courier.

(c)            Any party hereto may change its address, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto in accordance with this Section 7.6.

(d)            The Notes Trustee agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email or other similar unsecured electronic methods. The Notes Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Notes Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. Subject to the standard of care applicable to the Notes Trustee under the Notes Indenture, the party providing instructions or directions by unsecured email or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Notes Trustee, including, without limitation, the risk of the Notes Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 7.7            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.8            Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or in connection with or based upon this Agreement (“Proceedings”) may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America; waives, to the extent it may effectively do so, any objection that it may have now or hereafter to the laying of the venue of any such suit, action or proceeding; and irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the parties hereto agrees that process shall be deemed served if sent to it at the address given for notices under this Agreement and that nothing in this Agreement shall affect any party’s right to serve process in any other manner permitted by law. Each of the parties hereto agree that final judgment against it in any Proceeding shall be enforceable in any other jurisdiction within or outside the United States by suit on the judgment. Each of the parties hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any Proceeding. The provisions of this Section 7.8 are intended to be effective upon the execution of this Agreement without any further action by any of the parties and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

Section 7.9            WAIVER OF TRIAL BY JURY. EACH OF NRG, THE TRUST AND THE NOTES TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 7.10          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The words “execution”, “signed”, “signature”, and words of like import in this Agreement including, without limitation, with respect to addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications, shall include electronic signatures (including without limitation, Diligent, DocuSign and AdobeSign or any other similar platform identified by NRG and reasonably available at no undue burden or expense to the Notes Trustee, with respect to the signatures of the Notes Trustee) with respect to this Agreement and all notices or other documents to be delivered in connection herewith. The exchange of copies of this Agreement and of signature pages by facsimile or email transmission of PDF files shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or email transmission of PDF files shall be deemed to be their original signatures for all purposes.

Section 7.11          Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Trust’s, NRG’s and the Notes Trustee’s rights, immunities and privileges shall be enforceable to the fullest extent permitted by law, provided that, if the omission of such provision would alter the fundamental expectations of the parties hereto, such provision shall not be severable.

Section 7.12          Limitation of Liability. It is expressly understood that (i) this Agreement is executed and delivered by Deutsche Bank NY, as Trustee, not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Declaration, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by Deutsche Bank NY, but is made and intended for the purpose for binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on Deutsche Bank NY, as Trustee, or Deutsche Bank DE, as Delaware Trustee, of the Trust, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Deutsche Bank NY has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (v) under no circumstances shall Deutsche Bank NY be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents. The Trustee shall not be responsible for making any calculation with respect to any matter under this Agreement and shall have no duty to monitor or investigate NRG’s compliance with any representation, warranty, covenant or agreement made by it under this Agreement or any other agreement relating hereto.

Section 7.13         The Notes Trustee.

(a)            In entering into and performing its duties under this Agreement as Notes Trustee, Deutsche Bank NY is acting in its capacity as Notes Trustee under the Notes Indenture and shall be entitled to all of the exculpations, protections, immunities, indemnities and standard of care available to it thereunder. Without limiting the foregoing, the Notes Trustee (i) may conclusively rely and shall be protected in acting upon any Issuance Notice or Automatic Exercise Notice believed by it to be genuine and to have been signed or presented by the proper party or parties and may conclusively rely on the truth and correctness of any statement contained therein, including, without limitation, as to the proper principal amount of Senior Notes to be authenticated and delivered, (ii) in authenticating and delivering any Senior Notes hereunder, shall not be responsible for determining whether the related Notes Purchase Price has been delivered by the Trust to NRG or whether the Notes Purchase Price, when so delivered, is in the proper amount, (iii) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants, duties or obligations shall be read into this Agreement against the Notes Trustee, (iv) shall not be charged with notice or knowledge of an Automatic Exercise Event unless notified of such event under Section 3.2, and (v) shall not be deemed to owe any fiduciary duty to the holders of the Trust Securities.

(b)            The Notes Trustee shall not be responsible for making any calculation with respect to any matter under this Agreement and shall have no duty to monitor or investigate NRG’s or the Trust’s compliance with any representation, warranty, covenant, or agreement made by either of them under this Agreement or any other agreement relating hereto.

Section 7.14          Intended Tax Treatment. The parties hereto agree that the offering of the Trust Securities by the Trust coupled with the arrangements and agreements under the Transaction Agreements is intended to be treated for United States federal income tax purposes as a financing wherein NRG directly owns the assets held by the Trust and issues indebtedness directly to the Holders of the Trust Securities. Accordingly, the parties hereto agree for United States federal income tax purposes to treat the Holders of the Trust Securities’ interests in the Trust Securities as indebtedness of NRG.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Facility Agreement to be duly executed as of the day and year first above written.

ALEXANDER FUNDING TRUST II

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	/s/ Robert Peschler
	Name:	Robert Peschler
	Title:	Vice President

By:	/s/ Sebastian Hidalgo
	Name:	Sebastian Hidalgo
	Title:	Assistant Vice President

[Signature Page to Facility Agreement]

NRG ENERGY, INC.

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Sr. Vice President, Treasurer & Head of Investor Relations

[Signature Page to Facility Agreement]

GUARANTORS:

ASTORIA GAS TURBINE POWER LLC
CARBON MANAGEMENT SOLUTIONS LLC
DUNKIRK POWER LLC
ENERGY CHOICE SOLUTIONS LLC
HUNTLEY POWER LLC
INDIAN RIVER POWER LLC
NORWALK POWER LLC
NRG BUSINESS SERVICES LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG DISTRIBUTED ENERGY RESOURCES HOLDINGS LLC
NRG ECOKAP HOLDINGS LLC
NRG ENERGY SERVICES GROUP LLC
NRG HQ DG LLC
NRG INTERNATIONAL LLC
NRG RETAIL LLC
NRG RETAIL NORTHEAST LLC
NRG ROCKFORD ACQUISITION LLC
NRG WEST COAST LLC
SOMERSET POWER LLC
VIENNA POWER LLC

NRG ENERGY, INC., Sole Member

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Sr. Vice President, Treasurer & Head of Investor Relations

[Signature Page to Facility Agreement]

AIRTRON, INC.
AWHR AMERICA’S WATER HEATER RENTALS, L.L.C.
BOUNCE ENERGY, INC.
CPL RETAIL ENERGY L.P.
DIRECT ENERGY CONNECTED HOME US INC.
DIRECT ENERGY GP, LLC
DIRECT ENERGY HOLDCO GP LLC
DIRECT ENERGY LEASING, LLC
DIRECT ENERGY MARKETING INC.
DIRECT ENERGY OPERATIONS, LLC
DIRECT ENERGY SERVICES, LLC
DIRECT ENERGY US HOLDINGS INC.
DIRECT ENERGY, LP
FIRST CHOICE POWER, LLC
GATEWAY ENERGY SERVICES CORPORATION
HOME WARRANTY HOLDINGS CORP.
MASTERS, INC.
RSG HOLDING CORP.
WTU RETAIL ENERGY L.P.
NRG BUSINESS MARKETING LLC

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Vice President

ACE ENERGY, INC.
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CIRRO ENERGY SERVICES, INC.
CIRRO GROUP, INC.
EASTERN SIERRA ENERGY COMPANY LLC
EL SEGUNDO POWER II LLC
EL SEGUNDO POWER, LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
EVERYTHING ENERGY LLC
FORWARD HOME SECURITY, LLC
GCP FUNDING COMPANY, LLC
GREEN MOUNTAIN ENERGY COMPANY
GREGORY PARTNERS, LLC
GREGORY POWER PARTNERS LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY GROUP LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
INDIAN RIVER OPERATIONS INC.
MERIDEN GAS TURBINES LLC
NEO CORPORATION
NEW GENCO GP, LLC
NRG Affiliate Services InC.
NRG ARTHUR KILL OPERATIONS INC.
NRG CABRILLO POWER OPERATIONS INC.
NRG CONNECTED HOME LLC
NRG CONTROLLABLE LOAD SERVICES LLC
NRG CURTAILMENT SOLUTIONS, INC.

[Signature Page to Facility Agreement]

NRG DEVELOPMENT COMPANY INC.
NRG DISPATCH SERVICES LLC
NRG DISTRIBUTED GENERATION PR LLC
NRG DUNKIRK OPERATIONS INC.
NRG ENERGY LABOR SERVICES LLC
NRG GENERATION HOLDINGS INC.
NRG HOME & BUSINESS SOLUTIONS LLC
NRG HOME SOLUTIONS LLC
NRG HOME SOLUTIONS PRODUCT LLC
NRG HOMER CITY SERVICES LLC
NRG HUNTLEY OPERATIONS INC.
NRG IDENTITY PROTECT LLC
NRG MEXTRANS INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG PORTABLE POWER LLC
NRG RENTER’S PROTECTION LLC
NRG SAGUARO OPERATIONS INC.
NRG SECURITY LLC
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG TEXAS GREGORY LLC
NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WARRANTY SERVICES LLC
NRG Western Affiliate Services InC.
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SGE ENERGY SOURCING, LLC
SGE TEXAS HOLDCO, LLC
SOMERSET OPERATIONS INC.
STREAM ENERGY COLUMBIA, LLC
STREAM ENERGY DELAWARE, LLC
STREAM ENERGY ILLINOIS, LLC
STREAM ENERGY MARYLAND, LLC
STREAM ENERGY NEW JERSEY, LLC
STREAM ENERGY NEW YORK, LLC
STREAM ENERGY PENNSYLVANIA, LLC
STREAM GEORGIA GAS SPE, LLC
STREAM OHIO GAS & ELECTRIC, LLC
STREAM SPE GP, LLC
TEXAS GENCO GP, LLC

[Signature Page to Facility Agreement]

TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO LP, LLC
TEXAS GENCO SERVICES, LP
US RETAILERS LLC
VIENNA OPERATIONS INC.
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC
XOOM ALBERTA HOLDINGS, LLC
XOOM ENERGY GLOBAL HOLDINGS LLC
XOOM ENERGY, LLC
XOOM ONTARIO HOLDINGS, LLC
XOOM SOLAR, LLC

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Treasurer

ALLIED HOME WARRANTY GP LLC
ALLIED WARRANTY LLC
DIRECT ENERGY BUSINESS, LLC
NRG HOME SERVICES LLC
NRG HOME SOLUTIONS LLC
NRG PROTECTS INC.
XOOM ENERGY CALIFORNIA, LLC

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Vice President and Treasurer

NRG SOUTH TEXAS LP

TEXAS GENCO GP, LLC, General Partner

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Vice President and Treasurer

[Signature Page to Facility Agreement]

STREAM SPE, LTD.

STREAM SPE GP, LLC, General Partner

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Treasurer

XOOM BRITISH COLUMBIA HOLDINGS, LLC
XOOM ENERGY CONNECTICUT, LLC
XOOM ENERGY DELAWARE, LLC
XOOM ENERGY GEORGIA, LLC
XOOM ENERGY ILLINOIS, LLC
XOOM ENERGY INDIANA, LLC
XOOM ENERGY KENTUCKY, LLC
XOOM ENERGY MAINE, LLC
XOOM ENERGY MARYLAND, LLC
XOOM ENERGY MASSACHUSETTS, LLC
XOOM ENERGY MICHIGAN, LLC
XOOM ENERGY NEW HAMPSHIRE, LLC
XOOM ENERGY NEW JERSEY, LLC
XOOM ENERGY NEW YORK, LLC
XOOM ENERGY OHIO, LLC
XOOM ENERGY PENNSYLVANIA, LLC
XOOM ENERGY RHODE ISLAND, LLC
XOOM ENERGY TEXAS, LLC
XOOM ENERGY VIRGINIA, LLC
XOOM ENERGY WASHINGTON D.C., LLC

XOOM ENERGY LLC, Sole Member

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Treasurer

NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG OPERATING SERVICES, INC.

By:	/s/ Matthew J. Pistner
	Name:	Matthew J. Pistner
	Title:	President

[Signature Page to Facility Agreement]

NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.

By:	/s/ Matthew J. Pistner
	Name:	Matthew J. Pistner
	Title:	Vice President

ENERGY ALTERNATIVES WHOLESALE, LLC

By:	/s/ Robert J. Gaudette
	Name:	Robert J. Gaudette
	Title:	Vice President

NRG CONSTRUCTION LLC
NRG ENERGY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By:	/s/ Linda Weigand
	Name:	Linda Weigand
	Title:	Treasurer

[Signature Page to Facility Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Notes Trustee

By:	/s/ Robert Peschler
	Name:	Robert Peschler
	Title:	Vice President

By:	/s/ Sebastian Hidalgo
	Name:	Sebastian Hidalgo
	Title:	Assistant Vice President

[Signature Page to Facility Agreement]

ANNEX A

FORM OF ISSUANCE NOTICE

To:	Alexander Funding Trust II
c/o Deutsche Bank Trust Company Americas, as Trustee
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698
Facsimile: (732) 578-4635
Email: Sebastian-a.hidalgo@db.com

To:	Deutsche Bank Trust Company Americas,
as Notes Trustee under the Indenture Relating to the Senior Notes referred to below
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698
Facsimile: (732) 578-4635
Email: Sebastian-a.hidalgo@db.com

Date:

Re:	Notice of Exercise of Right to Issue NRG Energy 7.467% Senior Secured First Lien Notes due 2028 (the “Senior Notes”) under the Facility Agreement

Ladies and Gentlemen:

This notice is an Issuance Notice for the purposes of Section 3.1(a) of the Facility Agreement, dated as of August 29, 2023 (the “Facility Agreement”), among NRG Energy, Inc., Alexander Funding Trust II (the “Trust”) and Deutsche Bank Trust Company Americas, as Notes Trustee. Capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Facility Agreement.

The exercise of the Issuance Right pursuant to this Issuance Notice [is][is not] a Mandatory Exercise.

The Designated Amount with respect to this exercise shall be $________,1 and the remaining Available Amount immediately after giving effect to the exercise of the Issuance Right pursuant to this Issuance Notice shall be $________.

The Settlement Date with respect to this exercise shall be _________.2

Include only for if a Cash Settlement Election is made — [We hereby make a Cash Settlement Election with respect to $________3 principal amount of Senior Notes subject to this exercise.]

[The Removed Collateral Amount is $ ________].4

[Upon the occurrence of a Mandatory Exercise Event, [the Eligible Treasury Assets will be delivered to NRG by the Trust][the Eligible Treasury Assets will constitute Retained Eligible Treasury Assets and will continue to be held by the Trust]]5.

The Settlement Date [is][is not] the Trust Dissolution Date under the Trust’s Amended and Restated Declaration of Trust.6

We hereby direct the Trust and [Deutsche Bank NY], as trustee thereof (the “Trustee”), to deliver the Notes Purchase Price as provided in Article III of the Facility Agreement, to [the NRG Collateral Account, which has been pledged in favor of the Collateral Agent in accordance with the terms of the LC Agreement]7 [the following account: _________________________________________]8.

[1]	This must be an integral multiple of $50,000,000 in the case of a Voluntary Exercise or a portion thereof, when the Available Amount is less than $50,000,000 at the time the Issuance Right is exercised, and must be the entire Available Amount in the case of a Mandatory Exercise (other than as specified in the definition of “Mandatory Exercise Event”).
[2]	This must be a Business Day on or prior the Trust Dissolution Date under the Trust’s Amended and Restated Trust Declaration of Trust and at least two Business Days after the date this Issuance Notice is received by the Trust and the Notes Trustee, or if a Cash Settlement Election is being made, at least 10 days but not more than 60 days following the date this Issuance Notice is received by the Trust and the Notes Trustee, or in the case of a Mandatory Exercise, the second Business Day after the date this Issuance Notice is received by the Trust and the Notes Trustee.
[3]	In connection with a Mandatory Exercise, this must be $[ ] or an integral multiple thereof not in excess of the Designated Amount.
[4]	Include only for a Collateral Enforcement Event.
[5]	Do not include if Eligible Treasury Assets are delivered in connection with a Collateral Enforcement Event.
[6]	See Section 8.1(a) of the Amended and Restated Declaration of Trust
[7]	Include if LC Agreement is still in effect.
[8]	Select if the LC Agreement is no longer in effect.

If the Settlement Date is not the Trust Dissolution Date and a Cash Settlement Election is not made with respect to the entire Designated Amount — [We hereby instruct Deutsche Bank Trust Company Americas, as Registrar under the Notes Indenture, to increase the outstanding principal amount of the Senior Notes registered in the name of the Trust on its books and records by $________9 on the Settlement Date.]

If the Settlement Date is the Trust Dissolution Date — [We hereby instruct Deutsche Bank Trust Company Americas, as Notes Trustee under the Notes Indenture, [to (i) transfer the principal balance and any accrued interest under the Initial Note Certificate to the Global Securities and cancel the Initial Note Certificate referred to in the Company Order, dated August 29, 2023, a copy of which is attached hereto as Exhibit 1, (ii)  cause DTC to allocate the Global Securities to Holders of the Trust Securities and (iii) provide prompt written confirmation of such actions to the Trustee and NRG ]10.]

[9]	Insert the Designated Amount less the principal amount of Senior Notes, if any, as to which a Cash Settlement Election is made.
[10]	If, at the time this notice is delivered, NRG determines that the Securities will not be eligible for delivery through DTC on the Trust Dissolution Date, substitute “to cancel the Initial Note Certificate and to authenticate and deliver individual Securities as provided in the Company Order accompanying this notice.”

NRG ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 1 TO ANNEX A

COMPANY ORDER

ANNEX B

FORM OF WAIVER OF REPURCHASE RIGHT

To:	Alexander Funding Trust II
c/o Deutsche Bank Trust Company Americas, as Trustee
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698
Facsimile: (732) 578-4635
Email: Sebastian-a.hidalgo@db.com

To:	Deutsche Bank Trust Company Americas,
as Notes Trustee under the Indenture Relating to the Senior Notes referred to below
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698
Facsimile: (732) 578-4635
Email: Sebastian-a.hidalgo@db.com

Date:

Re:	Notice of Waiver of the Repurchase Right under the Facility Agreement

Ladies and Gentlemen:

We hereby irrevocably waive the Repurchase Right, as defined in and pursuant to the Facility Agreement, dated as of August 29, 2023, among NRG Energy, Inc., Alexander Funding Trust II, and Deutsche Bank Trust Company Americas, as Notes Trustee.

NRG ENERGY, INC.

By:
Name:
Title:

B-1

ANNEX C

FORM OF REPURCHASE NOTICE

To:	Alexander Funding Trust II
c/o Deutsche Bank Trust Company Americas, as Trustee
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698
Facsimile: (732) 578-4635
Email: Sebastian-a.hidalgo@db.com

To:	Deutsche Bank Trust Company Americas,
as Notes Trustee under the Indenture Relating to the Senior Notes referred to below
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698
Facsimile: (732) 578-4635
Email: Sebastian-a.hidalgo@db.com

Date:

Re:	Notice of the Exercise of the Repurchase Right under the Facility Agreement

Ladies and Gentlemen:

We refer to the Facility Agreement, dated as of August 29, 2023 (the “Facility Agreement”), among NRG Energy, Inc. (“NRG”), Alexander Funding Trust II (the “Trust”) and Deutsche Bank Trust Company Americas, as Notes Trustee. Capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Facility Agreement.

Pursuant to Section 2.2 of the Facility Agreement, we hereby exercise the Repurchase Right with respect U.S.$______________ principal amount of the 7.467% Senior Secured First Lien Notes due 2028 (the “Senior Notes”) held by the Trust. The Repurchase Settlement Date shall be ____________.11

11       This must be at least three Business Days after the date this notice is delivered to the Trust and the Notes Trustee.

C-1

We hereby instruct Deutsche Bank Trust Company Americas, as Registrar under the Notes Indenture, to reduce the outstanding principal amount of Senior Notes registered in the name of the Trust on its books and records by the above principal amount on the Repurchase Settlement Date.

Yours faithfully,

NRG ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

C-2

ANNEX D

FORM OF AUTOMATIC EXERCISE NOTICE

To:[12]	Deutsche Bank Trust Company Americas,
as Notes Trustee under the Indenture Relating to the Senior Notes Referred to Below
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698
Facsimile: (732) 578-4635
Email: Sebastian-a.hidalgo@db.com

To:	NRG Energy, Inc.
804 Carnegie Place
Princeton, NJ 08540
Attention: Treasurer, Chief Financial Officer and General Counsel

To:	Alexander Funding Trust II
c/o Deutsche Bank Trust Company Americas, as Trustee
Trust and Agency Services
1 Columbus Circle, 17th Floor
Mail Stop: NYC01-1710
New York, NY 10019
USA
Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698
Facsimile: (732) 578-4635
Email: Sebastian-a.hidalgo@db.com

Date:

Re:	Notice of Automatic Exercise Event under the Facility Agreement

Ladies and Gentlemen:

We refer to the Facility Agreement, dated as of August 29, 2023 (the “Facility Agreement”), among NRG Energy, Inc. (“NRG”), Alexander Funding Trust II and Deutsche Bank Trust Company Americas, as Notes Trustee. Capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Facility Agreement.

[If delivered by the Trust: An Automatic Exercise Event as set forth in clauses [(i)/(ii)] of the definition thereof has occurred; therefore, the Issuance Right for the entire Available Amount (which is $                 ) is automatically exercised pursuant to Section 3.2 of the Facility Agreement and the Settlement Date shall occur on [insert second Business Day following receipt of this notice by the Notes Trustee], unless otherwise determined pursuant to Section 3.2(b) of the Facility Agreement.

12       Include bracketed language if all of the Senior Notes have not already been issued.

D-1

[If delivered by NRG: A Bankruptcy Event in respect of NRG has occurred. The Settlement Date for the related Automatic Exercise will be determined pursuant to Section 3.2(b) of the Facility Agreement [and the entire Available Amount (which is $________) is automatically exercised pursuant to said Section 3.2(b)]13.]

[If delivered by NRG: We hereby instruct Deutsche Bank Trust Company Americas, as Notes Trustee under the Notes Indenture, [to (i) transfer the principal balance and any accrued interest under the Initial Note Certificate to the Global Securities and cancel the Initial Note Certificate referred to in the Company Order, dated August 29, 2023, a copy of which is attached hereto as Exhibit 1, (ii) cause DTC to allocate the Global Securities to Holders of the Trust Securities and (iii) provide prompt written confirmation of such actions to the Trustee and NRG]14.]

Upon the occurrence of an Automatic Exercise Event, the [Eligible Treasury Assets will be delivered to NRG by the Trust][the Eligible Treasury Assets will constitute Retained Eligible Treasury Assets and will continue to be held by the Trust].

Yours faithfully,

ALEXANDER FUNDING TRUST II,
by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Trustee

By
Name:
Title:

[NRG ENERGY, INC.

By
Name:
Title:

By
Name:
Title:]

13       If, at the time this notice is delivered, NRG determines that the Securities will not be eligible for delivery through DTC on the Trust Dissolution Date, substitute “to cancel the Initial Note Certificate and to authenticate and deliver individual Securities as provided in the Company Order accompanying this notice.”

14       If, at the time this notice is delivered, NRG determines that the Securities will not be eligible for delivery through DTC on the Trust Dissolution Date, substitute “to cancel the Initial Note Certificate and to authenticate and deliver individual Securities as provided in the Company Order accompanying this notice.”

D-2